Exhibit 32

CERTIFICATION PURSUANT TO U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of First Niles Financial, Inc. (the “Registrant”) that the Quarterly Report of the Registrant on Form 10-QSB for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: June 19, 2006	/s/ William L. Stephens
William L. Stephens
President and Chief Executive Officer

Date: June 19, 2006	/s/ Lawrence Safarek
Lawrence Safarek
Vice President and Treasurer
(Principal Financial Officer)